Exhibit 4.5

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 3, 2020, among CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED (the “Company”), a non-cellular company limited by shares registered under the laws of the Island of Guernsey with registration number 58814 and having its registered office at Helvetia Court, South Esplanade, St Peter Port, Guernsey GY1 3WF, CREDIT SUISSE GROUP AG, a company organized under the laws of Switzerland (the “Guarantor”) and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to herein (the “Trustee”).

RECITALS

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 26, 2015 providing for the issuance of 3.750% Senior Notes due 2025 (the “Securities”);

WHEREAS, pursuant to Section 3.08 of the Indenture, the Company and the Guarantor desire to effectuate a Voluntary Issuer Substitution (as defined in the Indenture), pursuant to which the Guarantor shall be substituted as, and assume all of the obligations of the Company as, principal obligor under the Securities on the terms and conditions set forth in the Indenture and herein;

WHEREAS, the Indenture provides that the Guarantor may effectuate a Voluntary Issuer Substitution by delivering to the Trustee a supplemental indenture confirming the foregoing; and

WHEREAS, pursuant to Section 10.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO ASSUME OBLIGATIONS AND UNDERTAKE. Pursuant to and in accordance with Section 3.08(a) of the Indenture, and with effect as of the date of this Supplemental Indenture (the “Voluntary Issuer Substitution Date”), the Company shall be released from its obligations under the Securities and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Securities with the same effect as if the Guarantor had been named as issuer under the Indenture and the Securities. The Guarantor hereby (i) assumes all of the Company’s obligations as principal obligor under the Securities on the terms and subject to the conditions set forth in this Supplemental Indenture and in the Indenture, (ii) undertakes in favor of each Holder to be bound by the terms and conditions of the Securities and the provisions of the Indenture with the same effect as if the Guarantor had been named as issuer and principal obligor under the Indenture and the Securities and (iii) agrees to indemnify each Holder against any stamp, registration, transfer, documentary or other similar tax, duty, assessment or governmental charge that is imposed on such Holder by (or by any authority in or of) Switzerland and that would not have been so imposed had the Voluntary Issuer Substitution not been made, as well as against any cost or expense incurred by such Holder relating to such substitution, including, but not limited to, legal costs, if any. For the avoidance of doubt, from the Voluntary Issuer Substitution Date, the Guarantee shall cease to exist; provided, however, that any references in the Indenture to the “Guarantor” that remain applicable after the Voluntary Issuer Substitution shall remain references to the Guarantor in its capacity as substituted principal obligor of the Securities. It is understood that the amended Global Notes representing the Securities following the Voluntary Issuer Substitution will not contain provisions of the Securities set forth in Annex I to the Indenture that are no longer applicable following the Voluntary Issuer Substitution.

3. GOVERNING LAW; JURISDICTION AND SERVICE OF PROCESS; SOVEREIGN IMMUNITY.

(a) The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Supplemental Indenture.

(b) Each of the Company and the Guarantor agrees that any suit, action or proceeding (each, a “Proceeding”) against it arising out of or based upon this Supplemental Indenture may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, and waives any objection that it may now or hereafter have to the laying of venue of any such Proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such Proceeding. Each of the Company and the Guarantor has appointed Credit Suisse (USA), Inc., at 11 Madison Avenue, New York, New York 10010, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Proceeding arising out of or based upon this Supplemental Indenture, which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, and each expressly accepts the non-exclusive jurisdiction of such courts in respect of any such Proceeding. Each of the Company and the Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, such appointment to be irrevocable until the appointment of a successor Authorized Agent in The City of New York for such purpose and such successor’s acceptance of such appointment shall have occurred. If at any time the Authorized Agent no longer has an office in the Borough of Manhattan, The City of New York, upon whom process may be served in any Proceeding arising out of or based upon this Supplemental Indenture, which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, each of the Company and the Guarantor will immediately appoint an Authorized Agent upon whom such process may be served. Until this Supplemental Indenture is terminated, each of the Company and the Guarantor shall maintain an Authorized Agent in The City of New York, and each of the Company and the Guarantor agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Guarantor or the Company, as applicable.

(c) To the extent that each of the Company and the Guarantor is or may become entitled to claim for itself any immunity from jurisdiction (sovereign or otherwise) and to the extent that in any jurisdiction there may be attributed to the Company or the Guarantor, as applicable, such an immunity (whether or not claimed), each of the Company and the Guarantor hereby irrevocably waives and agrees not to claim any immunity from suit, jurisdiction, execution of a judgment, or attachment or set-off in aid of execution of a judgment, to which it or its property might otherwise be entitled in any Proceeding arising out of or based on this Supplemental Indenture, which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, or in any competent court in Switzerland, but only to the extent necessary for enforcement of the obligations of the Company or the Guarantor hereunder, as applicable. The agreements and waiver contained in this Section 3 are intended to be effective upon the execution of this Supplemental Indenture without any further act by the Company or the Guarantor before any such court and introduction of a true copy of this Supplemental Indenture into evidence shall be conclusive and final evidence of such waiver.

(d) Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Supplemental Indenture brought before the foregoing courts on the basis of forum non-conveniens.

4. TRUST INDENTURE ACT OF 1939. This Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The recitals contained herein shall be taken as statements of the Company or the Guarantor and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents makes any representation as to the validity, sufficiency or adequacy of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED, as the Company

By:	/s/ Gary Luxton

Name:	Gary Luxton
Title:	Member of the Board of Directors

By:	/s/ Roger Rimann

Name:	Roger Rimann
Title:	Member of the Board of Directors

CREDIT SUISSE GROUP AG, as the Guarantor

By:

Name:	Gina Orlins
Title:	Authorized Person

By:

Name:	David Wong
Title:	Authorized Person

[Signature Page to Supplemental Indenture}

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED, as the Company

By:

Name:	Gary Luxton
Title:	Member of the Board of Directors

By:

Name:	Roger Rimann
Title:	Member of the Board of Directors

CREDIT SUISSE GROUP AG, as the Guarantor

By:	/s/ Gina Orlins

Name:	Gina Orlins
Title:	Authorized Person

By:	/s/ David Wong

Name:	David Wong
Title:	Authorized Person

[Signature Page to Supplemental Indenture}

U.S. BANK NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Thomas E. Tabor

Name:	Thomas E. Tabor
Title:	Vice President